EXHIBIT 10
                                              April 27, 2000

ACTUARIAL OPINION

This opinion is furnished in connection with the filing of Post-Effective Amendment No. 3 to Registration Statement No. 333-25057 on Form S-6
("Registration Statement"), by the Northbrook Life Separate Account A (the "Separate Account") and Northbrook Life Insurance Company ("Northbrook Life") covering an indefinite amount of interests under certain modified single premium variable life insurance policies (the "Policies") offered by Northbrook Life in each state where they have been approved by the appropriate state insurance authorities. Premiums received under the Policies may be allocated by Northbrook Life to the Separate Account as described in the Prospectus included in the Registration Statement.

As an Actuary with the Allstate Life Companies, I have reviewed the Policy forms and I am familiar with the Registration Statement and exhibits thereto. It is my opinion that the illustrations of death benefits, policy values, and surrender values in Exhibit 11 included in the Registration Statement, based on the assumptions stated in the illustrations, are consistent with the Policy provisions. The Policy rate structure has not been designed to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable to prospective 45-, 55-, and 65-year-old insureds than to insureds at other ages. The standard rate class has a more favorable rate structure than the special rate class. Female rate classes generally have a more favorable guaranteed maximum rate structure than male rate classes.

The current and guaranteed monthly mortality rates used in the illustrations have not been designed so as to make the relationship between current and guaranteed rates more favorable for the ages and sexes illustrated than for male and female insureds at other ages. The standard rate class has lower monthly mortality rates than the special rate class. Female rate classes generally have a more favorable guaranteed maximum rate structure than male rate classes.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and the reference to my name under the heading "Experts" in the Prospectus contained in the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Matt Monson

                                                     Matt Monson, FSA, MAAA
                                                     Actuary